*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on September 24, 2018.

ROYCE VALUE TRUST, INC.

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	July 18, 2018
Date: September 24, 2018 Time: 11:00 AM (Eastern Time)
Location:	Royce & Associates, LP
745 Fifth Avenue
New York, NY 10151
For directions to attend the meeting and vote in person, please call 1-800-221-4268.

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

You are receiving this communication because you hold shares in the fund named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
Proxy Statement
How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. If you wish to obtain a copy of the Annual Report you may do so by going online to www.roycefunds.com, calling Royce at 1-800-221-4268 or e-mailing a request to funds@roycefunds.com. Please make any request as instructed above on or before September 10, 2018 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors of the Fund
recommends a vote FOR the proposal.

1.	TO ELECT THE DIRECTOR NOMINEES OF
ROYCE VALUE TRUST, INC.

	01)	Charles M. Royce
	02)	G. Peter O’Brien
	03)	David L. Meister

2.	THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

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